Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Nuvation Bio Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Nuvation Bio Inc. and subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, changes in redeemable series A convertible preferred stock and stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2019.

Short Hills, NJ

March 11, 2021

NUVATION BIO INC. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

December 31,	2020	2019
Assets

Current assets:
Cash and cash equivalents	$29,755	$3,469
Prepaid expenses	914	187
Marketable securities available-for-sale, at fair value	185,997	112,893
Investments to be held to maturity, at cost	—	2,508
Interest receivable on marketable securities	1,092	828
Deferred financing costs	2,925	—

Total current assets	220,683	119,885

Property and equipment, net	688	646

Other assets:
Lease security deposit	421	421

Total assets	$221,792	$120,952

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit

Current liabilities:
Accounts payable	$2,171	$2,030
Accrued expenses	4,380	1,163
Deferred rent	—	11

Total current liabilities	6,551	3,204
Deferred rent - non current	157	—

Total liabilities	6,708	3,204

Commitments and contingencies (Note 15)

Redeemable Series A convertible preferred stock, $0.0001 par value per share; 360,500,000 shares authorized; 347,423,117 and 184,501,999 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively (liquidation preference of $268 million as of December 31, 2020)	267,521	141,864

Stockholders’ deficit
Class A and Class B common stock and additional paid in capital, $0.0001 par value per share; 1,174,094,678 shares authorized as of December 31, 2020 (Class A 880,000,000, Class B 294,094,678) and 880,000,000 authorized shares of common stock as of December 31, 2019; 412,963,780 (Class A 118,869,102, Class B 294,094,678) and 400,000,000 shares issued and outstanding as of December 31, 2020 and 2019, respectively	21,961	9,759
Accumulated deficit	(75,955)	(34,296)
Accumulated other comprehensive income	1,557	421

Total stockholders’ deficit	(52,437)	(24,116)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$221,792	$120,952

See accompanying notes to the consolidated financial statements.

NUVATION BIO INC. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

For the Years Ended December 31,	2020	2019
Operating expenses:
Research and development	$32,603	$25,106
General and administrative	10,948	6,993

Total operating expenses	43,551	32,099

Loss from operations	(43,551)	(32,099)

Other income (expense):
Interest income	1,945	1,287
Investment advisory fees	(271)	(135)
Realized gain on marketable securities	218	53
Interest expense	—	(2,658)

Total other income (expense)	1,892	(1,453)

Loss before income taxes	(41,659)	(33,552)

Provision for income taxes	—	—

Net loss	$(41,659)	$(33,552)

Deemed dividend related to beneficial conversion feature and accretion of discount on Redeemable Series A Convertible Preferred Stock	$(22,622)	—

Net loss attributable to common stockholders	$(64,281)	$(33,552)

Net loss per share attributable to common stockholders, basic and diluted	$(0.23)	$(0.16)

Weighted average common shares outstanding, basic and diluted	277,529,317	206,672,024

Comprehensive loss:
Net loss	$(41,659)	$(33,552)
Other comprehensive income, net of taxes:
Change in unrealized gain on available-for-sale securities	1,136	421

Comprehensive loss	$(40,523)	$(33,131)

See accompanying notes to the consolidated financial statements.

NUVATION BIO INC. and Subsidiaries

Consolidated Statement of Changes in Redeemable Series A

Convertible Preferred Stock and Stockholders' Deficit

(In thousands, except share data)

For the Years Ended December 31, 2020 and 2019

	Redeemable Series A Convertible Preferred Stock		Common Stock and Additional Paid-in Capital		Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount
Balance, at December 31, 2018	—	$—	110,000,000	$—	$(744)	$—	$(744)

Issuance of shares	—	—	276,036,220	5,011	—	—	5,011
Issuance of shares for purchase of in-process research and development	—	—	13,963,780	4,748	—	—	4,748
Issuance of shares (net of $457 in issuance costs)	161,624,742	124,217	—	—	—	—	—
Issuance of shares on conversion of convertible debt	22,877,257	17,647	—	—	—	—	—
Net loss	—	—	—	—	(33,552)	—	(33,552)
Other comprehensive income	—	—	—	—	—	421	421

Balance, December 31, 2019	184,501,999	141,864	400,000,000	9,759	(34,296)	421	(24,116)

Issuance of shares (net of $17 in issuance costs) (a)	175,884,898	135,657	—	—	—	—	—
Shares exchanged in recapitalization	(12,963,780)	(10,000)	12,963,780	10,000	—	—	10,000
Stock-based compensation	—	—	—	2,202	—	—	2,202
Net loss	—	—	—	—	(41,659)	—	(41,659)
Other comprehensive income	—	—	—	—	—	1,136	1,136

Balance, December 31, 2020	347,423,117	$267,521	412,963,780	$21,961	$(75,955)	$1,557	$(52,437)

(a)	Reflected net of deemed dividend and beneficial conversion feature (see note 9)

See accompanying notes to the consolidated financial statements.

NUVATION BIO INC. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

For the Years Ended December 31,	2020	2019
Cash flows from operating activities:
Net loss	$(41,659)	$(33,552)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of common stock for in-process research and development expense	—	4,748
Stock-based compensation	2,202	—
Non-cash interest expense	—	2,658
Depreciation and amortization	103	13
Amortization of premium on marketable securities	933	267
Realized gain on marketable securities	(218)	(53)
Change in operating assets and liabilities
Prepaid expenses	(727)	(166)
Interest receivable on marketable securities	(264)	(828)
Payment of lease security deposit	—	(421)
Accounts payable	34	1,947
Accrued expenses	2,921	944
Deferred rent	146	11

Net cash used in operating activities	(36,529)	(24,432)

Cash flow from investing activities:
Purchases of marketable securities	(143,289)	(136,232)
Proceeds from sale of marketable securities	70,606	23,544
Proceeds from (purchase of) investment held to maturity	2,508	(2,508)
Purchases of property and equipment	(145)	(659)

Net cash used in investing activities	(70,320)	(115,855)

Cash flow from financing activities:
Proceeds from convertible debt	—	14,990
Proceeds from issuance of preferred stock net of issuance costs	135,657	124,217
Proceeds from issuance of common stock	—	5,011
Deferred financing costs	(2,522)	—
Proceeds from loan payable to stockholder	—	30
Repayment of loan payable to stockholder	—	(630)

Net cash provided by financing activities	133,135	143,618

Net increase in cash and cash equivalents	26,286	3,331

Cash and cash equivalents, beginning of the year	3,469	138

Cash and cash equivalents, end of the year	$29,755	$3,469

Non-cash financing activities:
Deferred financing costs in accounts payable	$107	$—
Deferred financing costs in accrued expenses	$296	$—
Issuance of preferred shares on conversion of convertible debt	$—	$17,647
Issuance of common stock for in-process research and development	$—	$4,748
Deemed dividend related to beneficial conversion feature and accretion of discount on Redeemable Series A Convertible Preferred Stock	$22,622	$—

See accompanying notes to the consolidated financial statements.

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

1.	Nature of Operations

Nuvation Bio Inc. and subsidiaries (the “Company”), formerly known as RePharmation Inc., a Delaware Limited Corporation, is a privately held biotechnology company currently operating on development activities on unmet needs in oncology. The Company was incorporated on March 20, 2018 (inception date). The Company has offices in New York and San Francisco. The Company’s two subsidiaries are dormant and have had no operations since the inception date.

2.	Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented. From its inception, the Company has devoted substantially all of its efforts to business planning, engaging consultants, acquiring and discovering its assets, and raising capital.

Principles of Consolidation

The consolidated financial statements include the balances of the Company and its subsidiaries. All intercompany transactions and balances are eliminated in consolidation.

Liquidity

As of December 31, 2020, the Company has an accumulated deficit of approximately $76.0 million and net cash used in operating activities was approximately $36.5 million for the year ended December 31, 2020. Management expects to continue to incur operating losses and negative cash flows from operations for the foreseeable future. The Company has financed its operations to date from proceeds from issuance of convertible debt, preferred stock, and common stock.

As of December 31, 2020, the Company had cash, cash equivalents, and marketable securities of $215.8 million. The Company believes that its existing cash, cash equivalents, and marketable securities will be sufficient to meet its cash commitments for at least the next 12 months after the date that these consolidated financial statements are issued. The Company’s research and development activities can be costly, and the timing and outcomes are uncertain. The assumptions upon which the Company has based its estimates are routinely evaluated and may be subject to change. The actual amount of the Company’s expenditures will vary depending upon a number of factors including but not limited to the progress of the Company’s research and development activities, the infrastructure to support a commercial enterprise, and the level of financial resources available.

The Company will need to raise additional capital in order to continue to fund operations. The Company believes that it will be able to obtain additional working capital through equity financings or other arrangements to fund future operations; however, there can be no assurance that such additional financing, if available, can be obtained on terms acceptable to the Company. See note 16 for gross proceeds received by the Company from an equity financing and additional funds available for future operations.

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

2.	Significant Accounting Policies (continued)

Significant Risks and Uncertainties

The Company’s operations are subject to a number of factors that can affect its operating results and financial condition. Such factors include, but are not limited to: the results of research and development, clinical testing and trial activities of the Company’s products, the Company’s ability to obtain regulatory approval to market its products, competition from products manufactured and sold or being developed by other companies, the price of, and demand for, Company’s products, the Company’s ability to negotiate favorable licensing or other manufacturing and marketing agreements for its products, and the Company’s ability to raise capital.

The Company currently has no commercially approved products and there can be no assurance that the Company’s research and development will be successfully commercialized. Developing and commercializing a product requires significant time and capital and is subject to regulatory review and approval as well as competition from other biotechnology and pharmaceutical companies. The Company operates in an environment of rapid change and is dependent upon the continued services of its employees and vendors and obtaining and protecting intellectual property.

The COVID-19 pandemic has not had a material adverse impact on the Company’s operations to date, however this disruption, if sustained or recurrent, could have a material adverse effect on the Company’s operating results, its ability to raise capital needed to develop and commercialize products and the Company’s overall financial condition.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the year. Accordingly, actual results could differ from those estimates and those differences could be significant. Significant estimates and assumptions reflected in the accompanying consolidated financial statements include, but are not limited to, the fair value of in-process research and development acquired and stock options granted, and depreciation expense.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid instruments, consisting of money market accounts, a money market mutual fund and short-term investments with maturities from the date of purchase of 90 days or less. The majority of cash and cash equivalents are maintained with major financial institutions in North America. Deposits with these financial institutions may exceed the amount of insurance provided on such deposits. These deposits may be redeemed upon demand with reduces counterparty performance risk.

Investment Securities

Debt securities have been classified into either of the following two categories:

•

Available-for-sale — securities which may be sold before maturity or are not classified as held to maturity or trading. Marketable debt securities classified as available-for-sale are carried at fair value with unrealized gains or losses reported in other comprehensive income (loss).

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

2.	Significant Accounting Policies (continued)

Investment Securities (continued)

•	Held to maturity — securities which are held to maturity and which management has the positive intent and ability to hold them to maturity. These securities are carried at amortized cost.

Management evaluates individual securities for other than temporary impairment at year end. For securities in an unrealized loss positions, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assess whether it intends to sell, or it is more likely that not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. For cost-method securities which management has not estimated the fair value, management evaluates whether an event or change in circumstance has occurred that may have a significant adverse effect on the fair value of the investment. If management determines there is an any other than temporary impairment, the entire difference between amortized cost and fair value is recognized as impairment through earnings.

Interest income includes amortization and accretion of purchase premium and discount. Premiums and discounts on debt securities are amortized on the effective-interest method. Gains and loss on sales are recorded on the settlement date and determined using the specific identification method.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash, cash equivalents and marketable securities. The Company maintains its cash and cash equivalent balances in the form of business checking accounts and money market accounts, the balances of which, at times, may exceed federally insured limits. Exposure to cash and cash equivalents credit risk is reduced by placing such deposits with major financial institutions and monitoring their credit ratings. Marketable securities consist primarily of government and corporate bonds, with fixed interest rates. Exposure to credit risk of marketable securities is reduced by maintaining a diverse portfolio and monitoring their credit ratings.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the related assets of generally five years for computers and seven years for furniture and equipment. The cost of leasehold improvements is amortized on the straight-line method over the lesser of the estimated asset life or remaining term of the lease. Maintenance costs are expensed as incurred, while major betterments are capitalized.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and an impairment assessment may be performed may be performed on the recoverability or the carrying amounts. If an impairment occurs, the loss is measured by comparing the fair value of the asset to its carrying amount.

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

2.	Significant Accounting Policies (continued)

Deferred Financing Costs

Costs incurred in advance related to the plan of merger as described in note 16 below are recorded as deferred financing costs on the consolidated balance sheet.

Net Loss per Share Attributable to Common Stockholders

The Company uses the two-class method of reporting earnings per share as the Redeemable Series A Convertible Preferred Stock is a participating security, however they do not share in losses and therefore the reported net losses have not been allocated to the preferred stock. Basic loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding, including Class A and Class B common stock, but excluding shares of common stock subject to repurchase for the period. The number of common stock shares subject to repurchase was determined prospectively from the date of the “Stock Restriction Agreement”, as described below. Diluted loss per share reflects the potential dilution that could occur if the stock options to issue common stock were exercised. The Company had a net loss in all periods presented thus the dilutive net loss per common share is the same as the basic net loss per common share as the effect of any options or conversions is anti-dilutive.

The earnings per share amounts are the same for the different classes of common stock because the holders of each class are legally entitled to equal per share distributions whether through dividends or liquidation.

The following securities outstanding at December 31, 2020 and 2019 have been excluded from the calculation of weighted average shares outstanding:

	2020	2019
Redeemable Series A convertible preferred stock shares	347,423,117	184,501,999
Class B common stock shares subject to repurchase	92,773,196	—
Common stock shares subject to repurchase	—	154,621,994
Class A common stock options	43,318,218	—

Segment Information

The Company manages its operations as a single segment for the purposes of assessing performance and making operating decisions. The Company’s operations are focused on oncology development activities.

Research and Development Costs

Costs incurred in connection with research and development activities are expenses as incurred. These costs include fees paid to consultants, vendors and various entities that perform certain research and testing on behalf of the Company.

In addition, the Company entered into asset acquisition agreements to acquire certain assets for $5 million cash and $4.7 million in common stock for a total amount of $9.7 million for the year ended December 31, 2019. These transactions were recorded as an asset acquisition. The aggregate purchase price is included in research and development expense for the year ended December 31, 2019, as the assets purchased are for use in research and development projects and have no alternative future uses.

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

2.	Significant Accounting Policies (continued)

Stock-based Compensation

The Company recognizes compensation cost for grants of employee stock options using a fair-value measurement method, that is recognized in operating results as compensation expense based on fair value over the requisite service period of the awards. Forfeitures are recorded as they occur instead of estimating forfeitures that are expected to occur.

The Company determines the fair value of stock-based awards that are based only on a service condition using the Black-Scholes option-pricing model which uses both historical and current market data to estimate fair value. The method incorporates various assumptions such as the risk-free interest rate, volatility, dividend yield, and expected life of the options.

The Company determines the fair value of stock-based awards that are based on both a service condition and achievement of the first to occur of a market or performance condition using a Monte Carlo simulation.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements or in the Company’s tax returns. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the years in which they are expected to affect taxable income. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense.

The Company uses a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax positions taken, or expected to be taken, in a tax return. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate. The Company’s policy is to record interest and penalties related to income taxes as part of the tax provision. Returns for tax years beginning with those filed for the period ended December 31, 2018 are open to federal and state tax examination.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases. Subsequently, the FASB issued ASU 2019-10 and then ASU 2020-05, both of which adjusted the effective date of ASU 2016-02 for non-public entities. The accounting standard is effective for non-public entities for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. A modified retrospective transition approach is required at the beginning of the earliest comparative period presented in the

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

2.	Significant Accounting Policies—(Continued)

Accounting Pronouncements Not Yet Adopted—(Continued)

financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of the new standard on the Company’s consolidated financial statements.

Recently Adopted Accounting Pronouncements

In March 2017, the FASB issued ASU No. 2017-08, Receivables-Nonrefundable Fees and Other Costs (Topic 310-20): This ASU shortens the amortization period of premiums on certain purchased callable debt securities to the earliest call date. This standard was effective for the Company in 2020. The adoption of this guidance had an immaterial impact on the Company’s consolidated financial statements as of and for the year ended December 31, 2020.

In August 2018 the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement. This standard modifies certain disclosure requirements on fair value measurements. This standard became effective for the Company on January 1, 2020. The adoption of this standard did not have a material impact on the Company’s disclosures.

3.	Fair Value Measurements and Marketable Securities Available-for-Sale

The Company provides disclosure of financial assets and financial liabilities that are carried at fair value based on the price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements may be classified based on the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities using the following three levels:

Level 1 — Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 — Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.) and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 — Unobservable inputs that reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability. The Company develops these inputs based on the best information available, including its own data.

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

3.	Fair Value Measurements and Marketable Securities Available-for-Sale (continued)

The following table presents information about the Company’s marketable securities as of December 31, 2020 and 2019, measured at fair value on a recurring basis, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. There have not been any transfers between the levels during the periods.

	December 31, 2020
	Total	Level 1	Level 2	Level 3
	(In thousands)
Marketable securities	$185,997	$—	$185,997	$—

	December 31, 2019
	Total	Level 1	Level 2	Level 3
	(In thousands)
Marketable securities	$112,893	$—	$112,893	$—

Marketable securities consist of U.S. government debt and corporate bond securities. Based on the Company’s intentions regarding its marketable securities, all marketable securities are classified as available-for-sale and are carried at fair value based on the price that would be received upon sale of the security. The following table provides the cost, aggregate fair value, and unrealized gains of marketable securities available-for-sale as of December 31, 2020 and 2019:

	December 31, 2020
	Amortized Cost	Fair Value	Unrealized Gain
	(In thousands)
Marketable securities:
U.S. government securities	$97,495	$98,180	$685
Corporate bonds	86,945	87,817	872

	$184,440	$185,997	$1,557

	December 31, 2019
	Amortized Cost	Fair Value	Unrealized Gain
	(In thousands)
Marketable securities:
U.S. government securities	$63,875	$64,032	$157
Corporate bonds	48,597	48,861	264

	$112,472	$112,893	$421

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

3.	Fair Value Measurements and Marketable Securities Available-for-Sale (continued)

Maturity information based on fair value is as follows as of December 31, 2020:

	Within one year	After one year through five years	Total
	(In thousands)
U.S. government securities	$23,881	$74,299	$98,180
Corporate bonds	17,788	70,029	87,817

	$41,669	$144,328	$185,997

Amortization and accretion of the original cost of the corporate bonds and U.S. government securities to their outstanding principal amounts is included in interest income on the consolidated statement of operations and comprehensive loss. Amortization, net of accretion, amounted to $0.9 million and $0.3 million for the years ended December 31, 2020 and 2019, respectively.

4.	Investment Held to Maturity

The Company had a certificate of deposit that matured in September 2020. The investment was recorded at cost including credited interest at 1.98% per annum.

5.	Property and Equipment

Property and equipment, net consisted of the following:

	December 31 2020	December 31, 2019
	(In thousands)
Computers	$248	$190
Furniture and fixtures	312	297
Leasehold improvements	244	172

	804	659
Less accumulated depreciation and amortization	(116)	(13)

Total property and equipment, net	$688	$646

Depreciation expense related to property and equipment was $0.1 million and $0.01 million for the years ended December 31, 2020 and 2019, respectively.

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

6.	Accrued Expenses

Accrued expenses consisted of the following:

	December 31, 2020	December 31, 2019
	(In thousands)
Accrued consultant fees	$278	$268
Accrued employee compensation	3,231	711
Accrued professional fees	523	—
Accrued other	348	184

	$4,380	$1,163

7.	Loan Payable to Stockholder

The founder of the Company loaned the Company $0.6 million in 2018 and an additional $0.03 million in 2019 to fund operations prior to obtaining financing. The Company has repaid the founder in full as of December 31, 2019. The loans were non-interest-bearing and had no fixed repayment terms.

8.	Convertible Debt

The Company received $15 million in cash from the issuance of $15 million convertible promissory notes during the year ended December 31, 2019. Interest accrued at a rate of 8% per annum. The notes are automatically converted upon the closing of a subsequent Series A Preferred Stock financing into such preferred shares. The number of preferred shares issued to the note holders upon conversion equals the aggregate principal and accrued interest divided by the product of 85% and the price per share paid by the investors in the subsequent Series A Preferred Stock. The Company recorded a discount of $2.7 million to the notes and a derivative liability of $2.7 million at issuance representing the value of the conversion option.

In June 2019, the Company closed on the Series A Preferred Stock financing and the holders of the convertible promissory notes upon conversion received 22,877,257 shares of Series A Preferred Stock. The discount on the notes totaling $2.7 million was fully accreted on the conversion date and is included in interest expense on the consolidated statements of operations and comprehensive loss for the year ended December 31, 2019. The holders of the convertible promissory notes agreed to forgive all accrued interest totaling $0.2 million which was reported net against interest expense and such amount was not included in the calculation of the number of preferred shares issued on conversion.

9.	Redeemable Series A Convertible Preferred Stock

As of December 31, 2020, one shareholder and certain other shareholders under common management owned approximately 49% of the outstanding preferred stock.

The Company classified the redeemable convertible preferred stock outside of stockholders’ deficit because the shares contained certain redemption features that were not solely within the control of the Company. Costs incurred in connection with the issuance of the redeemable convertible preferred stock were recorded as a reduction of the gross proceeds received.

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

9.	Redeemable Series A Convertible Preferred Stock (continued)

Beneficial Conversion Feature

In 2020, the Company issued 175,884,898 shares of Redeemable Series A Convertible Preferred Stock (“Series A Preferred Stock”) with a beneficial conversion feature as the fair value of the common stock into which the preferred stock is convertible exceeded the purchase price of the preferred stock by $22.6 million on the date of issuance. The Company recognized $22.6 million of the gross proceeds received representing the beneficial conversion amount as an increase to additional paid in-capital and a corresponding $22.6 million reduction to additional paid in-capital for a one-time non-cash deemed dividend to the Series A Preferred Stock on the date of issuance, which is the date the stock first became convertible.

Dividends

The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of common stock payable in shares of common stock) unless the holders of the Series A Preferred Stock then outstanding shall simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the common stock dividend issued.

Preferential Payments to Holders of Series A Preferred Stock

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution, before any payments to the holders of Common Stock, the greater of (i) the Series A original issue price of 0.77138 per share, subject to certain adjustments such as any stock dividends, stock splits or recapitalization with respect to the Series A Preferred Stock, plus any dividends declared but unpaid or (ii) the amount per share as would have been payable had all shares of the Series A Preferred Stock been converted into common stock immediately prior to the event. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Voting Rights

Holders of Series A Preferred Stock have the right to vote the number of shares equal to the number of whole shares of Class A Common Stock into which such preferred stock could be converted as of the record date for determining stockholders entitled to vote on such matter.

Optional Conversion

The holders of the Series A Preferred Stock shall have rights to convert each share of Series A Preferred Stock at the option of the holder, at any time and from time to time, and without the payment of additional consideration by the holder, into fully paid shares of Class A Common Stock at the applicable preferred stock conversion ratio, which is currently one share of Class A Common Stock for one share of Series A Preferred Stock. The

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

9.	Redeemable Series A Convertible Preferred Stock (continued)

Optional Conversion (continued)

conversion ratio is subject to change upon the issuance of additional shares of common stock or change to the conversion price either higher or lower than the original issuance.

10.	Common Stock

Share Recapitalization

On November 20, 2020, the Company amended its certificate of incorporation authorizing the issuance of three classes of stock designated as “Class A Common Stock”, “Class B Common Stock” and “Series A Preferred Stock”, respectively.

As a result of the amended certificate of incorporation, each share of common stock issued and outstanding prior to the amendment was automatically reclassified and became one issued and fully paid share of Class A Common Stock. Immediately following the reclassification, the Company’s founder (“Founder”) exchanged 281,130,898 shares of the newly classified Class A Common Stock and 12,963,780 shares of Series A Preferred Stock owned into 294,094,678 shares of newly issued Class B Common Stock. The terms of the Stock Restriction Agreement, as discussed below, continues to apply to an equal number of shares Class B Common Stock.

The holder of the Class B Common Stock had the option to convert each share into one fully paid share of Class A Common Stock at any time. Upon the earlier of the date (i) the Founder of the Company owns in aggregate fewer than 220,571,000 shares of Common Stock, (ii) the Founder no longer serves as the Company’s Chief Executive Office or (iii) the Founder’s death or disability, each share of Common B Common Stock shall automatically convert to one fully paid share of Class A Common Stock and the Company shall not issue any additional shares of Class B Common Stock. Each share of Class B Common Stock shall automatically convert into one paid share of Class A Common Stock upon any sale or disposition of a share of Class B Common Stock.

In the event of liquidation, holders of the Class A and Class B Common Stock are entitled to share ratably in all the Company assets, after liquidation preferences of the preferred stock are satisfied.

As of December 31, 2020, two shareholders owned approximately 95% of the outstanding Class A common stock and the Founder owns 100% of the outstanding Class B common stock.

Voting

Holders of Class A Common Stock are entitled to one vote for each share held and holders of Class B Common Stock are entitled to ten votes for each share held at all meetings of stockholders. There shall be no cumulative voting.

Stock Restriction Agreement

The Company and the Founder entered into a “Stock Restriction Agreement” in June 2019. The Stock Restriction Agreement provides that in the event the Founder’s relationship with the Company terminates for any reason and

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

10.	Common Stock (continued)

Stock Restriction Agreement (continued)

is no longer providing services to the Company, then the Company has the option for a period of 120 days after termination to repurchase a certain number of the common stockholder’s Class B common shares at the lower of the original price paid by the common stock holder or the fair market value of the stock as of the date of repurchase. The number of shares subject to repurchase is reduced each month by 5,154,066 common shares per month and no common shares will be subject to repurchase by June 2022. The repurchase option will lapse upon any of the following (i) a change in control of the Company, (ii) holder’s employment is terminated as result of holder’s death or disability, (iii) holder’s employment is involuntarily terminated without cause, or (iv) holder terminates employment for specified good reasons. As of December 31, 2020, there are 92,773,196 shares of Class B Common Stock subject to the repurchase option.

Issuance of Shares for Acquired In-Process Research & Development

The Company issued 13,963,780 shares of common stock with an aggregate fair value of $4.7 million or $0.34 per share during the year ended December 31, 2019, which represents a portion of the total consideration paid for acquired in-process research development. The fair value of the common stock issued was determined using the Black-Sholes option pricing model to calculate the total value of the Company based on the Series A Preferred Stock transaction and then applied the back-solve method to arrive at the allocated value to the common stock. The resultant common stock value was discounted 40% for lack of marketability. The inputs in the Black-Scholes option-pricing model to determine the fair value is as follows:

Risk-free interest rate	1.52%
Expected volatility	85%
Probability weighted time to exit in years	4

11.	Other Comprehensive Income

The following table presents a rollforward of the changes in accumulated other comprehensive income for the years ended December 31, 2020 and 2019, which is all attributable to unrealized gains on available-for-sale securities. All amounts are net of tax.

	2020	2019
Balance at beginning of year	$421	$—
Unrealized gain	1,354	474
Amount reclassified for gains included in realized gain on marketable securities	(218)	(53)

Balance at end of year	$1,557	$421

12.	Stock-Based Compensation

In March 2019, the Company adopted the 2019 Equity Incentive Plan (as subsequently amended and restated, the “Plan”), which provides for the grant of options, stock appreciation rights, restricted stock, and other stock awards. The number of shares reserved for issuance under the Plan is 53,731,565 shares of common stock. There are 10,413,347 shares available for future grants as of December 31, 2020. The holders of granted options are

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

12.	Stock-Based Compensation (continued)

entitled to purchase common stock from the Company, at a specified exercise price, during a period specified in the applicable equity award agreement. The vesting and any restrictions are determined at the discretion of the Company’s Board of Directors. The exercise price of each option shall not be less than 100% of the fair market value of the share of common stock on the date of grant and the term of the option shall not be greater than ten years. The Company has granted stock-based awards with service conditions only and awards that include service, market, and performance conditions.

The stock-based compensation expense included in the Company’s consolidated statement of operations and comprehensive loss for the year ended December 31, 2020 is as follows (in thousands):

Research and development	$1,509
General and administrative	693

$2,202

There was no reported stock-based compensation expense for the year ended December 31, 2019 as no stock options were granted prior to 2020.

Options with Service Conditions

Options granted with only service conditions generally vest over four years and expire after ten years. Stock option activity with service condition only for employees and members of the Company’s Board of Directors for the year ended December 31, 2020 is as follows:

	Shares Issuable Pursuant to Stock Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)
Outstanding December 31, 2019	—	$—	—
Granted	30,380,090	0.46
Forfeited	(5,954,421)	0.34
Expired	—	—

Outstanding December 31, 2020	24,425,669	0.47	9.23

Exercisable December 31, 2020	5,505,267	0.35	8.83

The weighted average grant-date fair value of stock options outstanding on December 31, 2020 was $0.35 per share. Total unrecognized compensation costs related to non-vested stock options at December 31, 2020 was $6.9 million and is expected to be recognized within future operating results over a weighted-average period of 3.03 years.

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

12.	Stock-Based Compensation (continued)

Options with Service Conditions (continued)

For stock options granted with only service conditions during the year ended December 31, 2020, the inputs in the Black-Scholes option-pricing model to determine the fair value is as follows:

Exercise price	$0.34 — $2.03
Risk-free interest rate	0.37% — 1.64%
Expected volatility	85% — 95%
Expected term in years	6.08 — 6.25
Dividend yield	0%

As a private company, the Company lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies. The expected term of the Company’s options has been determined utilizing the “simplified” method. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Dividend yield is based on the expectation that the Company will not pay any cash dividends in the foreseeable future.

Options with Service, Market, and Performance Conditions

Options granted with combined service, market, and performance conditions will vest based on achievement of various service conditions and either a market-based or performance-based goals in three tranches with multiple categories such as the Company’s market capitalization, and clinical and regulatory milestones. The market-based and performance-based goals period ends in October 2030. The explicit service periods are three years for tranche 1, four years for tranche 2, and five years for tranche 3. Upon the vesting requirement, 20% of the options will vest for each of tranche 1 and 2, and 60% of the options granted for tranche 3 will vest. The Company recognizes the fair value of the options within each tranche over their explicit service periods which is longer than that derived service period. The achievement of the performance condition was not deemed probable on the date of grant. The expensed recognized is based on the fair value of the market condition for the year ended December 31, 2020. Stock option activity with combined service, market, and performance conditions for employees for the year ended December 31, 2020 is as follows:

	Shares Issuable Pursuant to Stock Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)
Outstanding December 31, 2019	—	$—	—
Granted	18,892,549	0.94

Outstanding December 31, 2020	18,892,549	0.94	9.77

Exercisable December 31, 2020	—	—	—

The weighted average grant-date fair value of stock options outstanding on December 31, 2020 for the combined tranches was $0.62 per share. Total unrecognized compensation costs related to non-vested stock options with combined service, market, and performance conditions at December 31, 2020 was $11 million and is expected to be recognized within future operating results over a weighted-average period of 4.19 years.

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

12.	Stock-Based Compensation (continued)

Options with Service, Market, and Performance Conditions (continued)

The fair value of the stock options granted with combined service, market, and performance conditions was based on a Monte Carlo simulation with an embedded Black-Sholes pricing model. For the year ended December 31, 2020, the fair value was computed using the following assumptions:

Derived service period in years	0.48 — 1.67
Exercise price	$0.90 — $2.03
Risk-free interest rate	0.78%
Expected volatility	71%
Expected term in years	5.85 — 6.02
Dividend yield	0%

The determination of expected volatility, risk- free rate, and dividend yield was the same approach as used for the above stock options granted with service only conditions. The derived service period represents when the simulation model meets the market condition. The expected term period represents the time used as an input in the embedded Black-Sholes pricing model which is based on the midpoint between the vest and expiration dates for each tranche.

13.	401(k) Plan

The Company sponsors a 401(k) plan (the “Plan”) covering substantially all employees of the Company. The Plan allows employees to contribute tax deferred salary deductions into the Plan under the provisions of Section 401(k) of the Internal Revenue Code. Matching contributions are made by the Company up to a maximum amount of 3% of employee contributions, subject to certain limitations as defined in the Plan. The Company made matching contributions of $0.16 million for the year ended December 31, 2020. There were no contributions for the year ended December 31, 2019.

14.	Income Taxes

The provision for income tax expense included on the consolidated statements of operations and comprehensive loss for the years ended December 31, 2020 and 2019 consists of the following:

	2020	2019
	(In thousands)
Current tax expense — federal and state	$—	$—
Deferred tax benefit	(12,002)	(9,552)
Increase in deferred tax valuation allowance	12,002	9,552

Total tax expense	$—	$—

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

14.	Income Taxes (continued)

The components of the net deferred tax asset as of December 31, 2020 and 2019 are as follows:

	2020	2019
	(In thousands)
Deferred tax assets:
Net operating loss carryforwards	$4,427	$7,248
Research and development tax credits	698	2,448
Capitalized research and development costs	16,030	44
Deferred start-up costs	198	100
Stock-based compensation	341	0
Other	529	2

Total deferred tax assets	22,223	9,842

Deferred tax liabilities:
Unrealized gain on marketable securities	(474)	(92)
Other	(1)	(4)

Total deferred tax liabilities	(475)	(96)

Valuation allowance	(21,748)	(9,746)

Net deferred tax assets	$—	$—

A reconciliation between the Company’s effective tax rate and the federal statutory rate for the years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Federal statutory rate	(21.00)%	(21.00)%
State income taxes, net of federal benefit	(9.40)%	(0.86)%
Permanent differences	1.46%	0.02%
Other items	(0.05)%	0.10%
Valuation allowance	28.99%	21.74%

Effective tax rate	0.00%	0.00%

Realization of future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate future taxable income. Management has considered the Company’s history of cumulative net losses incurred since inception and its lack of commercialization of any products or generation of any revenue from product sales since inception and has concluded that it is more likely than not that the Company will not realize the benefits of the deferred tax assets. Accordingly, a full valuation allowance has been established against the deferred tax assets as of December 31, 2020 and 2019.

Cumulative net operating losses available to offset future federal and state taxable income is approximately $14.6 million and $22.8 million respectively. The federal net operating losses may be carried forward indefinitely. The federal tax credit carryforward is approximately $0.7 million. The federal research and development credit, and the city and state net operating losses can be carried forward for 20 years and begin to expire in the year 2038. There are no state research and development credits to be carried forward.

Because of the change in ownership provisions within the Internal Revenue Code, the use of a portion of the net operating losses and tax credit carryforwards may be limited in future periods.

NUVATION BIO INC. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

14.	Income Taxes (continued)

As of December 31, 2020 and 2019, the Company had no liability recorded for unrecognized tax benefits.

15.	Commitments and Contingencies

Commitments

The Company leases its office space under non-cancellable operating lease agreements. This lease also requires the Company to pay real estate taxes and other operational expenses associated with the leased location and is included in rent expense. The effect of graduating rents, net of the rent credits, is being amortized over the life of the lease so as to result in equal monthly rent expense over the lease term. Deferred rent liability reported in the accompanying consolidated balance sheets represents the cumulative excess of straight-line rental costs over the actual rental payments.

Future minimum lease payments under the operating leases as of December 31, 2020, are as follows:

Year ending December 31,
(In thousands)
2021	$1,229
2022	1,013
2023	552
2024	599
2025	615
Thereafter	711

$4,719

Rent expense was $1.3 million and $0.4 million for the years ended December 31, 2020 and 2019, respectively.

The Company has a standby letter of credit with a bank in the amount of $0.5 million which serves as security for the New York space operating lease. The standby letter of credit automatically renews annually.

Contingencies

From time to time, the Company is involved in routine litigation that arises in the ordinary course of business. There are no pending significant legal proceedings to which the Company is a party, for which management believes the ultimate outcome would have a material adverse effect on the Company’s financial position.

16.	Subsequent Event

Merger

On February 10, 2021 (the “Closing Date”), Nuvation Bio Inc. (“Legacy Nuvation Bio”), Panacea Acquisition Corp. (“Panacea”), whose shares are publicly traded, and Panacea Merger Subsidiary Corp, a wholly owned subsidiary of Panacea (“Merger Sub”), consummated the merger of Merger Sub with and into Legacy Nuvation Bio, with Legacy Nuvation Bio surviving as a wholly owned subsidiary of Panacea (the “Merger” and, collectively with the other transactions described in the Merger